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                                                                       Exhibit 4
                                                                       ---------


                       AMERICAN BIOGENETIC SCIENCES, INC.
                       ---------------------------------
                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------


         OPTION AGREEMENT made this 1st day of June, 1995, between AMERICAN BIOGENETIC SCIENCES, INC. ("Company"), and Alfred J. Roach, an employee of the Company ("Optionee"), residing at 1365 Akron Street, Copiague, New York 11726.

                              W I T N E S S E T H :

                  WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase its common stock, $.001 par value per share (the "Common Stock"), as hereinafter provided, to carry out the purposes of the Company's Stock Option Plan (the "Plan"):

                  NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, the parties hereto agree as follows:

                  1. Grant of Option. The Company hereby grants to the Optionee an option ("Option") to purchase all or any part of an aggregate of 135,000 shares of Common Stock (such number being subject to adjustment as provided in Section 9 hereof) on the terms and conditions hereinafter set forth. The Option is intended to be an "incentive stock option" as defined in Section 422A of the Internal Revenue Code of 1986 or any corresponding provisions of succeeding law (the "Code").

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                  2. Purchase Price.  The purchase price of the shares of Common
Stock covered by the Option shall be $1.925 per share of Common Stock, which is not less than one hundred and ten percent (l10%) of the fair market value of a share of Common Stock on the date hereof. Payment shall be made in cash, check or in shares of Common Stock in the manner prescribed in Section 10 hereof.

                  3. Term of Option. The term of the Option shall be for a period of five (5) years from the date hereof, subject to earlier termination as provided in Sections 6, 7 and 8 hereof.

                  4. Exercisability. The Option may be exercised in whole or in part at any time and from time to time prior to the termination of the Option, as to all or any of the shares of Common Stock purchasable hereunder; provided, however, that no shares of Common Stock covered by the Option may be purchased within the first six months' period after the date hereof, and that in each subsequent six months' period during the term of the option, the holder of the Option may purchase a number of shares of Common Stock equal to one quarter of the total number of shares subject to the option until one hundred percent of the Option shall be exercisable two (2) years after the date thereof. If fewer than the number of available shares are purchased under the Option, the holder may purchase any such unpurchased shares during the term of the Option. In no event shall the Option be exercised after the expiration of five (5) years from the date hereof.


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                  Except as provided in Sections 6, 7 and 10 hereof,  the Option may not be exercised at any time unless the Optionee shall then be and shall have been, at all times from the date of grant of the Option, an employee of the Company or of a subsidiary of the Company. The term "employee" shall include officers and directors who are employees of the Company. The holder of the Option shall not have any of the rights of a shareholder of the Company with respect to the shares of Common Stock covered by the Option until one or more certificates for such shares of Common Stock shall have been issued to him upon the due exercise of the Option.

                  5. Non-transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by him, more particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.


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                  6. Employment.  The granting of the Option is in consideration of the Optionee's continuing employment by the Company; however, nothing in this Option shall confer upon the Optionee the right to continue in the employment of the Company or affect the right of the Company to terminate the Optionee's employment at any time in its sole discretion, with or without cause.

                  In the event that the Optionee shall cease to be so employed for any reason other than death, retirement with the consent of the Company or disability (as determined by the committee appointed by the Board of Directors of the Company to administer the Plan (the "Committee") in its sole discretion), the Option shall terminate on the date of termination of employment or on a date not more than three (3) months after such date of termination of employment (as determined by the Committee it its sole discretion); provided, however, that in the event of exercise after termination of employment, the Optionee shall not be entitled to purchase any shares of Common Stock in excess of the number of shares which he would have been permitted to purchase upon exercise of the Option on his date of termination. If the Optionee is disabled (as determined by the Committee in its sole discretion) or retires with the consent of the Company, the Option shall terminate one (1) year after the date of disability and not later than three (3) months after the date of retirement (as determined by the Committee in its sole discretion).

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                  7. Death of Optionee.  If the Optionee  shall die while in the employ of the Company or a subsidiary of the Company, his estate, personal representative, or beneficiary shall have the right, subject to the provisions of Section 3 hereof, to exercise the Option (to the extent that the Optionee would have been entitled to do so at the date of his death) at any time within one (1) year from the date of his death.

                  8. Termination of Option. In the event of the institution of any legal proceedings directed to the validity of the Plan pursuant to which the Option is granted, or to any option granted under it, the Company may, in its sole discretion, and without incurring any liability therefor to the Optionee or any other person, terminate the Option.

                  9. Stock Splits, Mergers, Etc. In case of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board of Directors, whose determination shall be final, to the number of shares of Common Stock which may be purchased under the Plan and the number and option exercise price per share which may be purchased under any outstanding options. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Company's shares of Common Stock with stock of another corporation, the Company will make a reasonable effort, but shall not be required, to replace any outstanding options with comparable options to purchase the stock of such other


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corporation,  or will provide for immediate maturity of all outstanding options, with all options not being exercised within the time period specified by the Board of Directors being terminated.

                  10. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Company as provided in Section 11. Such notice shall state the election to exercise the Option and the number of shares of Common Stock in respect of which it is being exercised. It shall be signed by the person or persons so exercising the Option and shall be accompanied by payment of the full purchase price of such shares in cash, by check or by the delivery of certificates representing shares of Common Stock with fully executed stock powers, and the Company shall issue, in the name of the person or persons exercising the Option, and deliver a certificate or certificates representing such shares of Common Stock as soon as practicable after the notice and payment have been received.

                  In the event the Option shall be exercised by any person or persons other than the Optionee, pursuant to Section 7 hereof, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares of Common Stock that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.


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                  11. General. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all taxes with respect to the issue of shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

                  12. Representation of Optionee. The Optionee represents that he and any related persons or entities, within Section 425(d) of the Code, do not own as much as ten percent (l0%) of the total combined voting power or value of all capital stock of the Company, or any subsidiary of the Company, and in accepting the option herein granted to him, agrees to the terms of the Option on the date hereof.

                  13. Notices. Each notice relating to this Option Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its principal office (Attention: Treasurer). Each notice to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee's address set forth in the heading of this Agreement. Anyone to whom a notice may be given under this

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 Agreement may designate a new address by notice to that effect.

                  14. Incorporation of Plan. Notwithstanding the terms and conditions herein, any Option granted pursuant to this Agreement shall be subject to and governed by all the terms and conditions of the Plan. A copy of the Plan has been delivered to the Optionee and is hereby incorporated by reference. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms of the Plan shall govern.

                  15. Enforceability. This Agreement shall be binding upon the Optionee, his estate, his personal representatives and beneficiaries.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by one of its officers thereunto duly authorized, and the Optionee has hereunto set his hand, all as of the day and year first above written.

                                     AMERICAN BIOGENETIC SCIENCES, INC.



                                     By: /s/ Timothy J. Roach
                                         ------------------------------------
                                             Timothy J. Roach
                                     Title: Secretary-Treasurer



                                     Optionee:

                                        /s/  Alfred J. Roach
                                      -----------------------------------
                                             Alfred J. Roach





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